Exhibit 99.1 Press Release dated January 16, 2014

Citizens First Corporation Announces Fourth Quarter and Year End 2013 Results; Completes Final TARP Repayment

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, January 16, 2014 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the fourth quarter and year ending December 31, 2013, which include the following:

•
For the quarter ended December 31, 2013, the Company reported net income of $702,000, or $0.25 per diluted common share.  This represents an increase of $469,000, or $0.23 per diluted common share, from the linked quarter ended September 30, 2013.  Compared to the quarter ended December 31 a year ago, net income increased $5,000 or $0.02 per diluted common share.

•
For the twelve months ended December 31, 2013, net income totaled $1.8 million, or $0.52 per diluted common share.  This represents a decrease of $1.4 million or $0.59 per diluted common share, from the net income of $3.2 million in the previous year.

•
The Company’s net interest margin was 4.03% for the quarter ended December 31, 2013 compared to 3.88% for the quarter ended September 30, 2013 and 4.24% for the quarter ended December 31, 2012, an increase of 15 basis points for the linked quarter and a decrease of 21 basis points from the prior year.  The Company’s net interest margin increased from the prior quarter primarily due to a decline in non-accrual loans and the collection of interest on loans which were previously in a non-accrual status.

•
Nonperforming assets decreased to $2.0 million at December 31, 2013 compared to $6.3 million at December 31, 2012.  Nonperforming assets reached a high of $10.9 million at March 31, 2013.  President and CEO Todd Kanipe commented, “Reducing our nonperforming assets was a priority in 2013.  Our concentrated efforts to resolve these loans resulted in significantly improved levels of both restructured and non-performing loans at year end.”

•
Provision for loan losses was $450,000 for the fourth quarter of 2013 compared to $900,000 for the linked quarter ended September 30, 2013 and $580,000 for the quarter ended December 31, 2012.  Provision expense for 2013 totaled $2.7 million compared to $1.7 million in 2012.  Net charge-offs for 2013 total $3.7 million compared to $1.8 million in 2012.

•
On January 15, 2014, the Company repurchased the remaining 93 shares of the Series A Fixed Rate Cumulative Perpetual Preferred (CPP) Stock that the Company had issued to the Treasury on December 19, 2008 under the TARP Capital Purchase Program of the Emergency Economic Stabilization Act of 2008.  The Company had previously repurchased 157 shares of the original 250 shares issued.  The Company paid approximately $3.3 million, which was 100% of par value, to repurchase the preferred shares along with the accrued dividend for the shares repurchased.  The preferred dividend rate was scheduled to increase from 5% to 9% during 2014, which would have resulted in preferred dividends of $294,000 annually.  The warrants associated with the CPP investment remain outstanding at the present time.

Fourth Quarter 2013 Compared to Third Quarter 2013

Net interest income for the quarter ended December 31, 2013 improved $95,000 from the previous quarter due to an increase in loan income as the level of non-accrual loans declined.

Non-interest income for the three months ended December 31, 2013 decreased $85,000, or 10.7%, compared to the previous quarter, primarily due to a decrease in the gain on sale of mortgage loans of $45,000.  Non-interest expense for the three months ended December 31, 2013 decreased $218,000, or 6.6%, compared to the previous quarter due to a decrease in legal and collection expenses.

A $450,000 provision for loan losses was recorded for the fourth quarter of 2013, compared to a $900,000 provision in the previous quarter.  The provision expense was lower in the fourth quarter of 2013 as a result of a decrease in net charge-offs.

 Net charge-offs were $617,000 for the fourth quarter of 2013 compared to $2.1 million in the third quarter of 2013.

Fourth Quarter 2013 Compared to Fourth Quarter 2012

Net interest income for the quarter ended December 31, 2013 decreased $126,000, or 3.3%, compared to the previous year.  The decrease in net interest income was impacted by a reduction in interest expense of $127,000 combined with a decrease in interest income of $253,000.  The decrease in interest income was created by a decline in the yield on loans from 5.71% in the fourth quarter of 2012 to 5.42% in the fourth quarter of 2013.  Loan yields have declined as maturing loans were repriced at a lower rate.

Non-interest income for the three months ended December 31, 2013 decreased $53,000, or 6.9%, compared to the three months ended December 31, 2012, primarily due to a decline in gains on sale of mortgage loans of $46,000 from the prior year.

Non-interest expense for the three months ended December 31, 2013 decreased $30,000, or 0.1%, compared to the three months ended December 31 2012, due to a decrease in personnel expenses.

A $450,000 provision for loan losses was recorded for the fourth quarter of 2013, a decrease of $130,000, from $580,000 in the fourth quarter of 2012.  Net charge-offs were $617,000 for the fourth quarter of 2013 compared to net charge-offs of $827,000 in the fourth quarter of 2012.

Balance Sheet

Total assets at December 31, 2013 were $410.2 million, an increase of $3.6 million from $406.6 million at December 31, 2012.  Average assets during the fourth quarter were $408.8 million, an increase of 1.2%, or $4.8 million, from $404.0 million in the fourth quarter of 2012.  Average interest earning assets increased 1.5%, or $5.8 million, from $369.9 million in the fourth quarter of 2012 to $375.7 million in the fourth quarter of 2013.

Loans decreased $3.7 million, or 1.2%, from $298.8 million at December 31, 2012 to $295.1 million at December 31, 2013.  Total loans averaged $298.8 million the fourth quarter of 2013, compared to $304.2 million the fourth quarter of 2012, a decrease of $5.4 million, or 1.8%.

For the year of 2013, loans averaged $304.0 million, an increase of $2.7 million, or 0.9%, from $301.3 million in 2012.

Deposits at December 31, 2013 were $343.0 million, an increase of $11.3 million, or 3.4%, compared to $331.7 million at December 31, 2012.  Total deposits averaged $340.9 million the fourth quarter of 2013, an increase of $15.3 million, or 4.7%, compared to $325.6 million during the fourth quarter of 2012.  Average deposits increased during the year, but the cost of funds declined as higher cost deposits matured and were renewed at lower rates.

Non-performing assets totaled $2.0 million at December 31, 2013 compared to $6.3 million at December 31, 2012, a decrease of $4.3 million. Compared to the prior quarter at September 30, 2013, non-performing assets decreased $4.4 million.  During the fourth quarter of 2013, $4.1 million in non-performing assets were collected or returned to accrual status, $609,000 of non-performing assets were charged-off, and $368,000 of loans became non-performing during the quarter.

The allowance for loan losses at December 31, 2013 was $4.7 million, or 1.58% of total loans, compared to $5.7 million, or 1.91% of total loans as of December 31, 2012.  The allowance decreased as a result of charging off specific allocations of the allowance that had been established in previous quarters.

A summary of nonperforming assets is presented below:

(In thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Nonaccrual loans	$1,026	$3,784	$6,141	$7,097	$5,384
Loans 90+ days past due/accruing	-	19	-	23	-
Restructured loans	154	2,041	3,340	3,528	758
Total non-performing loans	1,180	5,844	9,481	10,648	6,142

Other real estate owned	833	547	517	232	191
Total non-performing assets	$2,013	$6,391	$9,998	$10,880	$6,333

Non-performing assets to total assets	0.49%	1.56%	2.43%	2.58%	1.56%

A summary of the allowance for loan losses is presented below:

(In thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Balance at beginning of period	$4,820	$6,064	$6,650	$5,721	$5,968
Provision for loan losses	450	900	50	1,250	580
Charged-off loans	788	2,198	678	358	838
Recoveries of previously charged-off loans	171	54	42	37	11
Balance at end of period	$4,653	$4,820	$6,064	$6,650	$5,721

Allowance for loan losses to total loans	1.58%	1.60%	1.98%	2.21%	1.91%

At December 31, 2013, total shareholders’ equity was $38.3 million compared to $41.6 million at December 31, 2012, a decrease of $3.3 million.  During the first quarter of 2013, the Company paid $3.3 million to repurchase 94 of the 250 shares of the Series A preferred stock that the Company had issued to the Treasury on December 19, 2008 under the TARP Capital Purchase Program.  At December 31, 2013, the Company had 93 shares of the Series A preferred stock outstanding with a balance of approximately $3.3 million.

The Company’s tangible equity ratio was 8.28% as of December 31, 2013 compared to 9.08% at December 31, 2012.  The tangible book value per common share improved slightly from $11.32 at December 31, 2012, to $11.51 at December 31, 2013.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	Dec 31	Sept 30	June 30	March 31	Dec 31
	2013	2013	2013	2013	2012
Interest income	$4,411	$4,381	$4,325	$4,428	$4,664
Interest expense	682	747	770	762	809
Net interest income	3,729	3,634	3,555	3,666	3,855

Provision for loan losses	450	900	50	1,250	580

Non-interest income:
Service charges on deposits	319	341	321	291	351
Other service charges and fees	133	156	158	138	129
Gain on sale of mortgage loans	36	81	78	82	82
Non-deposit brokerage fees	72	91	78	65	61
Lease income	75	74	75	74	76
BOLI income	49	53	56	61	65
Securities gains	27	-	29	8	-
Total	711	796	795	719	764

Non-interest expenses:
Personnel expense	1,419	1,382	1,417	1,441	1,489
Net occupancy expense	485	499	465	461	491
Advertising and public relations	65	70	110	78	91
Professional fees	141	201	174	164	176
Data processing services	266	280	272	265	241
Franchise shares and deposit tax	145	146	141	141	141
FDIC insurance	119	150	26	85	87
Core deposit intangible amortization	79	84	85	84	84
Postage and office supplies	38	35	35	43	40
Other real estate owned expenses	46	7	20	11	15
Other	258	425	434	309	236
Total	3,061	3,279	3,179	3,082	3,091

Income before income taxes	929	251	1,121	53	948
Provision for income taxes	227	18	333	(62)	251
Net income	702	233	788	115	697

Preferred dividends and discount accretion	184	178	176	217	225
Net income available for common shareholders	$518	$55	$612	$(102)	$472
Basic earnings per common share	$0.26	$0.03	$0.31	$(0.05)	$0.24
Diluted earnings per common share	$0.25	$0.02	$0.30	$(0.05)	$0.23

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

Three Months Ended

	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Average assets	$408,792	$413,293	$419,240	$417,804	$403,975
Average earning assets	375,658	380,154	387,663	384,614	369,927
Average loans	298,833	307,618	305,532	303,942	304,249
Average deposits	340,938	340,067	345,738	342,475	325,644
Average equity	38,469	37,937	38,353	40,164	41,629
Average common equity	27,548	27,023	27,445	27,695	27,458

Return on average assets	0.68%	0.22%	0.75%	0.11%	0.69%
Return on average equity	7.24%	2.44%	8.24%	1.16%	6.66%

Efficiency ratio	68.07%	72.66%	72.17%	68.96%	65.70%
Non-interest income to average assets	0.69%	0.77%	0.76%	0.70%	0.75%
Non-interest expenses to average assets	2.97%	3.15%	3.04%	2.99%	3.04%
Yield on loans	5.42%	5.26%	5.28%	5.50%	5.71%
Yield on investment securities (TE)	2.97%	2.87%	2.78%	2.97%	2.96%
Yield on average earning assets (TE)	4.75%	4.66%	4.56%	4.76%	5.11%
Cost of average interest bearing liabilities	0.83%	0.89%	0.92%	0.93%	1.01%
Net interest margin (tax equivalent)	4.03%	3.88%	3.77%	3.96%	4.24%
Number of FTE employees	100	100	98	99	102

Asset Quality Ratios:
Non-performing loans to total loans	0.40%	1.94%	3.09%	3.54%	2.06%
Non-performing assets to total assets	0.49%	1.56%	2.43%	2.58%	1.56%
Allowance for loan losses to total loans	1.58%	1.60%	1.98%	2.21%	1.91%
YTD net charge-offs to average loans, annualized	1.22%	1.36%	0.63%	0.43%	0.60%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Twelve Months Ended

	December 31	December 31
	2013	2012
Interest income	$17,545	$18,528
Interest expense	2,961	3,450
Net interest income	14,584	15,078

Provision for loan losses	2,650	1,700

Non-interest income:
Service charges on deposits	1,272	1,365
Other service charges and fees	585	529
Gain on sale of mortgage loans	277	301
Non-deposit brokerage fees	306	206
Lease income	298	279
BOLI income	219	263
Securities gains	64	55
Total	3,021	2,998

Non-interest expenses:
Personnel expense	5,659	5,718
Net occupancy expense	1,910	1,918
Advertising and public relations	323	352
Professional fees	680	627
Data processing services	1,083	916
Franchise shares and deposit tax	573	548
FDIC insurance	380	314
Core deposit intangible amortization	332	349
Postage and office supplies	151	189
Other real estate owned expenses	84	170
Other	1,426	954
Total	12,601	12,055

Income before income taxes	2,354	4,321
Provision for income taxes	516	1,148
Net income	1,838	3,173

Preferred dividends and discount accretion	755	896
Net income available for common shareholders	$1,083	$2,277
Basic earnings per common share	$0.55	$1.16
Diluted earnings per common share	$0.52	$1.11

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Twelve Months Ended

	December 31	December 31
	2013	2012

Average assets	$414,753	$402,958
Average earning assets	381,992	367,379
Average loans	303,977	301,292
Average deposits	342,294	327,651
Average equity	38,724	40,454
Average common equity	27,426	26,301

Return on average assets	0.44%	0.79%
Return on average equity	4.75%	7.84%

Efficiency ratio	70.48%	65.67%
Non-interest income to average assets	0.73%	0.74%
Non-interest expenses to average assets	3.04%	2.99%
Yield on average earning assets (tax equivalent)	4.68%	5.13%
Cost of average interest bearing liabilities	0.89%	1.08%
Net interest margin (tax equivalent)	3.91%	4.20%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	December 31,	December 31,	December 31,
	2013	2012	2011
Cash and cash equivalents	$37,062	$34,799	$30,549
Available for sale securities	51,633	46,639	50,718
Loans held for sale	-	61	180
Loans	295,068	298,754	294,352
Allowance for loan losses	(4,653)	(5,721)	(5,865)
Premises and equipment, net	11,054	11,568	11,849
Bank owned life insurance (BOLI)	7,806	7,587	7,324
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,554	1,660	1,858
Deferred income taxes	2,279	2,180	2,973
Intangible assets	4,762	5,094	5,443
Other real estate owned	833	191	637
Other assets	752	1,719	1,751
Total Assets	$410,175	$406,556	$403,794

Deposits:
Noninterest bearing	$ 39,967	$ 41,725	$ 38,352
Savings, NOW and money market	143,602	111,194	116,968
Time	159,382	178,814	177,411
Total deposits	$342,951	$331,733	$332,731
FHLB advances and other borrowings	22,000	26,000	25,000
Subordinated debentures	5,000	5,000	5,000
Other liabilities	1,877	2,257	2,191
Total Liabilities	371,828	364,990	364,922
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	3,266	6,519	6,471
Common stock	27,072	27,072	27,072
Retained earnings (deficit)	653	(430)	(2,706)
Accumulated other comprehensive income (loss)	(303)	746	376
Total Stockholders’ Equity	38,347	41,566	38,872
Total Liabilities and Stockholders’ Equity	$410,175	$406,556	$403,794

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	December 31, 2013	December 31, 2012	December 31, 2011
Capital Ratios:
Tier 1 leverage	9.57%	10.20%	9.46%
Tier 1 risk-based capital	12.56%	13.16%	11.94%
Total risk based capital	13.81%	14.41%	13.19%
Tangible equity ratio (1)	8.28%	9.08%	8.39%
Tangible common equity ratio (1)	5.59%	5.55%	4.84%
Book value per common share	$13.93	$13.91	$12.57
Tangible book value per common share (1)	$11.51	$11.32	$9.80
Shares outstanding (in thousands)	1,969	1,969	1,969
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	December 31, 2013	December 31, 2012	December 31, 2011

Total shareholders’ equity (a)	$38,348	$41,566	$38,872
Less:
Preferred stock	(10,925)	(14,178)	(14,130)
Common equity (b)	27,423	27,388	24,742
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(665)	(997)	(1,346)
Tangible common equity (c)	22,661	22,294	19,299
Add:
Preferred stock	10,925	14,178	14,130
Tangible equity (d)	$33,586	$36,472	$33,429

Total assets (e)	$410,175	$406,556	$403,794
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(665)	(997)	(1,346)
Tangible assets (f)	$405,413	$401,462	$398,351
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$13.93	$13.91	$12.57
Tangible book value per common share (c/g)	$11.51	$11.32	$9.80

Total shareholders’ equity to total assets ratio (a/e)	9.35%	10.22%	9.63%
Tangible equity ratio (d/f)	8.28%	9.08%	8.39%
Tangible common equity ratio (c/f)	5.59%	5.55%	4.84%

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